Exhibit 99.1

Icahn Enterprises L.P. Roadshow Presentation April 2021

Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements This presentation contains certain statements that are, or may be deemed to be, “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements included herein, other than statements that relate solely to historical fact, are “forward - looking statements . ” Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends . Forward - looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact . Our expectations, beliefs and projections are expressed in good faith and we believe that there is a reasonable basis for them . However, there can be no assurance that these expectations, beliefs and projections will result or be achieved . There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward - looking statements contained in this presentation , including economic, competitive, legal and other factors, including the severity, magnitude and duration of the COVID - 19 pandemic . These risks and uncertainties are described in our Annual Report on Form 10 - K for the year ended December 31 , 20 20 . There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward - looking statements . All forward - looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation . Except to the extent required by law, we undertake no obligation to update or revise forward - looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events . Non - GAAP Financial Measures This presentation contains certain non - GAAP financial measures, including EBITDA, Adjusted EBITDA and Indicative Net Asset Value . The non - GAAP financial measures contained herein have limitations as analytical tools and should not be considered in isolation or in lieu of an analysis of our results as reported under U . S . GAAP . These non - GAAP measures should be evaluated only on a supplementary basis in connection with our U . S . GAAP results, including those reported in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10 - K for the year ended December 31 , 20 20 . A reconciliation of these non - GAAP financial measures to the most directly comparable U . S . GAAP financial measures can be found in the back of this presentation . 2

Keith Cozza – President & Chief Executive Officer SungHwan Cho – Chief Financial Officer Presenters 3

Agenda 4 • Transaction Overview • Company Overview • Investment Highlights • Financial Performance • Appendix

Transaction Overview 5

Executive Summary 6 • Icahn Enterprises L.P. (“IEP” or the “Company”) is a diversified Holding Company, with global businesses in Investment, Automotive, Energy, Real Estate, Food Packaging, Metals, Home Fashion and Pharma ‒ Total equity market capitalization of approximately $13.6 billion (1) as of April 1, 2021 • The net proceeds of this offering of the Notes will be used for the redemption of the existing 6.250% Senior Unsecured Notes due 2022 (2) (1) Based on closing stock price of $55.05 and approximately 246.2 million depositary and general partner equivalent units outsta ndi ng as of April 1, 2021. (2) As previously disclosed, the trustee delivered a notice of conditional redemption to holders of the 6.250% senior unsecured n ote s due 2022 on the Company’s behalf. We intend to redeem the 6.250% senior unsecured notes due 2022 on or around the settlement date, at a redemption price equal to 100.000% of the principal amount of th e notes redeemed, plus accrued and unpaid interest and special interest, if any, thereon to, but not including, the redemption date. Sources and Uses of Funds Sources of Funds Uses of Funds ($ millions) New Add-On 5.250% Senior Unsecured Notes due 2027 455$ Redemption of the existing 6.25% Senior Unsecured Notes due 2022 (2) 460$ Prepaid Interest on 2027 Notes 9 Estimated Fees & Expenses 2 Cash to Balance Sheet 2 Total Sources 464$ Total Uses 464$

Capitalization and Credit Statistics

Key Points

- Strong pro forma financial metrics[1]:
  - Total consolidated liquidity of $6.9 billion
  - Indicative gross asset value to Holding Company net debt coverage of 1.9x
- Holding Company cash and cash equivalents value of $1.3 billion[1]
- Affiliates of Carl Icahn own 92% of IEP's outstanding depositary units valued at $12.2 billion[4] as of April 1, 2021

($Millions)	As of December 31, 2020	
	Actual	As Adjusted[1]
Liquid Assets:		
Holding Company Cash & Cash Equivalents	$925	$1,305
Holding Company Investment in Funds	4,267	4,267
Holding Company Liquid Assets	**$5,192**	**$5,572**
Subsidiaries Cash & Cash Equivalents	774	774
Total Liquid Assets	**$5,966**	**$6,346**
Holding Company Debt:		
6.250% Senior Unsecured Notes due 2022	$1,209	$-
6.750% Senior Unsecured Notes due 2024	499	499
4.750% Senior Unsecured Notes due 2024	1,106	1,106
6.375% Senior Unsecured Notes due 2025	748	748
6.250% Senior Unsecured Notes due 2026	1,250	1,250
5.250% Senior Unsecured Notes due 2027	999	999
New Add-On 5.250% Senior Unsecured Notes due 2027	-	455
4.375% Senior Unsecured Notes due 2029	-	747
Holding Company Debt	**$5,811**	**$5,804**
Subsidiary Debt[2]	2,248	2,248
Total Consolidated Debt (a)	**$8,059**	**$8,052**
Non-Controlling Interest (b)	$5,875	$5,875
Unitholders' Book Equity (c)	3,382	3,790
Total Book Capitalization (a) + (b) + (c)	**$17,316**	**$17,717**
Unitholders' Market Equity[3] (d)	12,477	12,881
Total Capitalization (a) + (b) + (d)	**$26,411**	**$26,808**
Supplemental Information:		
Indicative Gross Asset Value (excluding Holding Company Cash)[5]	$8,434	$8,434
Indicative Gross Asset Value / Holding Company Net Debt	1.7x	1.9x
Holding Company Liquid Assets / Holding Company Debt	0.9x	1.0x

(1) Gives effect to (i) the issuance of the Notes offered hereby and the use of the net proceeds therefrom, (ii) the issuance of $750 million aggregate principal amount of our 4.375% senior unsecured notes due 2029 on January 19, 2021 and the use of the net proceeds therefrom and (iii) the sale of the maximum aggregate offering amount of $400 million in sales proceeds pursuant to the open market sales program announced on February 26, 2021, whereby the Company may issue and sell the Company's depositary units. Sales made under the open market sales program, if any, will be made from time to time during the term of the program ending on December 31, 2023, at such prices and times as Icahn Enterprises may agree with the agent. Sales under the open market sales program are made by the agent on a commercially reasonable efforts basis and no assurance can be made that any or all amounts of depositary units will be sold by Icahn Enterprises.

(2) Debt is non-recourse to Icahn Enterprises.

(3) Based on closing stock price of $50.67 and approximately 246.2 million depositary units and general partner equivalent units outstanding as of December 31, 2020.

(4) Based on closing stock price of $55.05 and approximately 221.7 million depositary units owned by affiliates of Carl Icahn as of April 1, 2021.

(5) Indicative gross asset value defined as market value of public subsidiaries, market value of the Holding Company interest in the Investment Funds and book value or market comparables of other assets.

7

Summary of Terms 8 Issuers Icahn Enterprises L.P. (“IEP” or the “Company”) and Icahn Enterprises Finance Corp. Issue $455 million of Add - On Senior Notes (the “Add - On Notes” and together with the 5.250% Senior Unsecured Notes due 2027, the “Notes”) Term May 15, 2027 Optional Redemption Same as existing 5.250% Senior Unsecured Notes due 2027 Placement Type 144A and Regulation S Private Placement with Registration Rights Use of Proceeds The net proceeds of this offering of the Notes will be used for the redemption of the existing 6.250% Senior Unsecured Notes due 2022 (1) Guarantees The Add - On Notes will be unconditionally guaranteed on a senior unsecured basis by Icahn Enterprises Holdings L . P . Ranking The Add - On Notes will rank senior in right of payment to all existing and future subordinated indebtedness and equal in right of payment with all other existing and future senior unsecured indebtedness . The Add - On Notes will be effectively subordinated to all indebtedness and liabilities, including trade payables, of all subsidiaries other than Icahn Enterprises Holdings L . P . The Add - On Notes will be effectively subordinated to all of our and Icahn Enterprises Holdings L . P . ’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness Mandatory Redemption None Change of Control Offer 101% of aggregate principal amount of Notes repurchased plus accrued and unpaid interest Covenants Maintenance and Debt Incurrence covenants same as existing 5.250% Senior Unsecured Notes due 2027 Restricted Payments Same as existing 5.250% Senior Unsecured Notes due 2027 Sole Bookrunner Jefferies LLC (1) As previously disclosed, the trustee delivered a notice of conditional redemption to holders of the 6.250% senior unsecured n ote s due 2022 on the Company’s behalf. We intend to redeem the 6.250% senior unsecured notes due 2022 on or around the settlement date, at a redemption price equal to 100.000% of the principal amount of th e notes redeemed, plus accrued and unpaid interest and special interest, if any, thereon to, but not including, the redemption date.

Company Overview 9

Overview of Icahn Enterprises • Icahn Enterprises L.P. is a diversified holding company with operating segments in Investment, Energy, Automotive, Food Packaging, Metals, Real Estate , Home Fashion and Pharma • IEP is majority owned and controlled by Carl Icahn ‒ Over many years, Carl Icahn has contributed most of his businesses to and executed transactions primarily through IEP ‒ As of December 31, 2020 , Carl Icahn and his affiliates owned approximately 92% of IEP’s outstanding depositary units • IEP has daily liquidity through its ability to redeem its investment in the funds on a daily basis (1) Investment segment total assets represents total equity (equity attributable to IEP was $4 .3 billion) . (2) Pharma segment results are for the period beginning December 11, 2020. 10 Investment (1) $9,342 ($1,249) ($765) ($673) Energy 4,723 3,966 (194) (15) Automotive 3,089 2,465 (198) (45) Food Packaging 485 403 4 48 Metals 217 317 - 20 Real Estate 486 98 (16) 28 Home Fashion 227 190 (7) 3 Pharma (2) 326 3 (1) 1 Holding Company 1,315 (70) (476) (102) $20,210 $6,123 ($1,653) ($735) ($Millions) Twelve Months Ended December 31, 2020 As of Decccmber 31, 2020 Assets Revenue Net Income (Loss) Atttributable to IEP Adjusted EBITDA Attributable to IEP

Summary Corporate Organizational Chart


Icahn Enterprises G.P. Inc.
1%
Icahn Enterprises L.P. (NasdaqGS: IEP)
99% LP Interest
1%
Icahn Enterprises Holdings L.P.
89%
Viskase Companies Inc. (OTCPK:VKSC)
One of the worldwide leaders in cellulosic, fibrous and plastic casings for processed meat industry
As of 12/31/2020, Icahn Enterprises had investments with a fair market value of approximately $4.3 billion in the Investment Funds
Icahn Capital LP
100%
100%
Icahn Automotive Group LLC
Engaged in the distribution of automotive parts in the aftermarket as well as providing automotive services
One of the largest independent metal recycling companies in the US
PSC Metals LLC
100%
71%
CVR Energy Inc. (NYSE: CVI)
Independent refiner and marketer of transportation fuels
Consists of rental commercial real estate, property development and associated resort activities
AREP Real Estate Holdings, LLC
100%
36%
CVR Partners, LP (NYSE: UAN)
Producer and distributer of nitrogen fertilizer products
Provider of home textile products for nearly 200 years
WestPoint Home LLC
100%
Specialty pharmaceutical company
Vivus, Inc.
100%

Note: Percentages denote equity ownership as of December 31, 2020. Excludes intermediary and pass-through entities.

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Investment Highlights 12

• Diversified Holdings • History of Successfully Monetizing Investments • Diversification Across Industries and Geographies Proves a Natural Hedge Against Cyclical and General Economic Swings • Significant Asset Coverage • Liquidity Serves as a Competitive Advantage • Deep Management Team Led by Carl Icahn Investment Highlights 13 1 2 3 4 5 6

1 Diversified Holdings

- The Company is well diversified across various industries and sectors

Asset Mix by Operating Segments for Icahn Enterprises(1)(2)


51%
22%
13%
5%
3%
3%
2%
2%
Investment (3)
Automotive(4)
Energy (5)
Real Estate
Food Packaging(6)
Pharma(7)
Metals(8)
Home Fashion(9)

Note: As of December 31, 2020. Market valued subsidiaries based on closing share price and the number of shares owned by the Holding Company as of December 31, 2020.

(1) Indicative gross asset value defined as market value of public subsidiaries, market value of the Holding Company investment in Funds and book value or market comparables of other assets.
(2) Excludes other Holding Company net assets.
(3) Investment segment total assets represents total equity (equity attributable to IEP was $4.3 billion).
(4) Automotive includes Tenneco, Icahn Automotive Group and 767 Auto Leasing.
(5) Energy includes CVR Energy.
(6) Food Packaging includes Viskase. Valued at 9.0x Adjusted EBITDA for the twelve months ended December 31, 2020.
(7) In December 2020, the Company acquired all of the outstanding common stock of Vivus, Inc. ("Vivus") upon its emergence from bankruptcy. Prior to Vivus' emergence from bankruptcy, the Company held an investment in all of Vivus' convertible corporate debt securities and 1st lien debt securities. Pharma segment includes Vivus, Inc.
(8) Metals includes PSC Metals, Inc.
(9) Home fashion includes WestPoint Home.

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History of Successfully Monetizing Investments 15 2 • Sold American Railcar Leasing, LLC (“ARL”) during 2017 for $3.4 billion including assumption of debt, resulting in cash proceeds to IEP of $1.8 billion. IEP acquired ARL in 2013 for total consideration of approximately $772 million • August 2017 sale of Las Vegas property for $600 million. IEP originally acquired the Fontainebleau for $148 million in February 2010 • October 2018 sale of Federal Mogul for $800 million cash consideration and 29.5 million shares of Tenneco (NYSE: TEN) common stock (currently valued at $10.75 per share as of 4/1/21) ‒ Sold 17.0 million shares of TEN and received $195 million proceeds through April 1, 2021 • October 2018 sale of Tropicana Entertainment for aggregate consideration of approximately $1.8 billion. IEP portion of cash consideration received was approximately $1.5 billion • December 2018 sale of American Railcar Industries, Inc. (‘‘ARI’’) for $1.75 billion, including assumption of debt, resulting in cash proceeds to IEP of $831 million • August 2019 sale of Ferrous Resources for $550 million valuation, including repaid indebtedness. IEP share of cash proceeds was $463 million, net of adjustments

3 Segment: Investment

Segment Description

- IEP invests its proprietary capital through various private investment funds (the "Investment Funds") managed by the Investment segment
- Fair value of IEP's interest in the Investment Funds was approximately $4.3 billion as of December 31, 2020
- IEP has daily liquidity through its ability to redeem its investment in the Investment Funds on a daily basis

Historical Segment Financial Summary

Investment Segment (*$Millions*)	FYE December 31, 2018	2019	2020
Selected Income Statement Data:			
Total revenue	$737	($1,414)	($1,249)
Adjusted EBITDA	725	(1,437)	(1,251)
Net income (loss)	679	(1,543)	(1,447)
Adjusted EBITDA attributable to IEP	$339	($723)	($673)
Net income (loss) attributable to IEP	$319	($775)	($765)
Returns	**7.9%**	**-15.4%**	**-14.3%**
Segment Balance Sheet Data[(1)]:			
Equity attributable to IEP	$5,066	$4,296	$4,283
Total Equity	10,101	8,783	9,342

Highlights and Recent Developments

- Since inception in 2004 through December 31, 2020, the Investment Funds' cumulative return was approximately 72.7%, representing an annualized rate of return of approximately 3.4%
- Long history of investing in public equity and debt securities and pursuing activist agenda
- Employs an activist strategy that seeks to unlock hidden value through various tactics
  - Financial / balance sheet restructurings (e.g., CIT Group, Apple)
  - Operational turnarounds (e.g., Motorola, Navistar)
  - Strategic initiatives (e.g., eBay / PayPal, Xerox / Conduent)
  - Corporate governance changes (e.g., Newell, Caesars, DELL Technologies)
- As of December 31, 2020, the Investment Funds had a net short notional exposure of 52%
- In Q1'21, IEP estimated indicative net asset value increased by approximately $800 million, including approximately $376 million from the investment unit[(2)]
  - The increase was partly due to significant reductions in its short positions in index funds and more of the firm's bread-and-butter activism

Significant Holdings As of December 31, 2020		
Company	**Mkt. Value ($mm)**	**% Ownership[(3)]**
OXY	$1,534	9.5%
HERBALIFE	$985	15.6%[(4)]
CHENIERE	$971	6.4%
newell	$928	10.3%
NAVISTAR	$735	16.8%

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) These preliminary estimates are not a comprehensive statement of our financial results for the period ended March 31, 2021. These preliminary estimated financial results have been prepared by, and are the responsibility of our management. Our independent registered public accounting firm has not audited, reviewed or compiled, examined or performed any procedures with respect to the estimated results. Our actual results may differ materially from these estimates due to the completion of our accounting closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the period ended March 31, 2021 are finalized.
(3) Total economic ownership as a percentage of common shares issued and outstanding.
(4) In January 2021, Herbalife repurchased $600 million of its common stock from us, reducing our ownership to 6.7%.

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3 Segment: Energy

Segment Description

- CVR Energy, Inc. (NYSE:CVI) is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing businesses through its interests in CVR Refining, LP and CVR Partners, LP (NYSE:UAN)
  - CVR Refining is an independent petroleum refiner and marketer of high-value transportation fuels in the mid-continent of the United States
  - CVR Partners is a manufacturer of ammonia and urea ammonium nitrate solution fertilizer products

Petroleum

- Strategic location and complex refineries allows CVR to benefit from access to price advantaged crude oil
  - Approximately 183,000 bpd of crude processing in Kansas and Oklahoma
  - Access to quality and price advantaged crude – 100% of crude purchased is WTI based
  - Complex refineries can process different types of crude oil to optimize profitability
  - Challenging macro environment due to significantly lower product demand due to COVID-19
  - Negatively impacted by increased RIN prices

Historical Segment Financial Summary

Energy Segment ($Millions)	FYE December 31,		
	2018	2019	2020
Selected Income Statement Data:			
Net sales	$7,124	$6,364	$3,930
Adjusted EBITDA	821	880	33
Net income (loss)	334	314	(327)
Adjusted EBITDA attributable to IEP	$460	$572	($15)
Net income (loss) attributable to IEP	213	246	(194)
Segment Balance Sheet Data[1]**:**			
Total assets	$4,831	$4,673	$4,723
Equity attributable to IEP	1,274	1,312	1,039

Fertilizer

- CVR Partners owns two nitrogen fertilizer plants strategically located in the Southern Plains and Corn Belt region
- On May 6, 2020, CVR Partners announced a unit repurchase program for up to $10 million of its common units
  - During 2020, CVR Partners repurchased common units on the open market at a cost of $7 million
  - On February 22, 2021, CVR Partners' Board authorized the repurchase of up to an additional $10 million of its common units
- On November 2, 2020, the partnership announced that the board of directors had approved a 1-for-10 reverse split of the partnership's common units that was completed on November 23, 2020

(1) Balance Sheet data as of the end of each respective fiscal period.

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Segment: Automotive Segment Description • We conduct our Automotive segment through our wholly owned subsidiary Icahn Automotive Group LLC ("Icahn Automotive") • Icahn Automotive is engaged in the retail and wholesale distribution of automotive parts in the aftermarket as well as providing automotive repair and maintenance services to its customers • Our Automotive segment also includes our investment in 767 Auto Leasing LLC, a joint venture created by us to purchase vehicles for lease Historical Segment Financial Summary 18 (1) Balance Sheet data as of the end of each respective fiscal period . Highlights and Recent Developments • Icahn Automotive is in the process of implementing a multi - year transformation plan, which includes the integration and restructuring of its businesses. The transformation plan includes operating the automotive services and aftermarket parts businesses as separate businesses, streamlining Icahn Automotive's corporate and field support teams, facility closures, consolidations and conversions, inventory optimization actions, and the re - focusing of its automotive parts business on certain core markets • Our Automotive segment's priorities include: ‒ Positioning the service business to take advantage of opportunities in the do - it - for - me market and vehicle fleets; ‒ Optimizing the value of the commercial parts distribution business in certain high - volume core markets; ‒ Exiting the automotive parts distribution business in certain low volume, non - core markets; ‒ Improving inventory management across Icahn Automotive's parts and tire distribution network; ‒ Investment in customer experience initiatives such as selective upgrades in facilities; ‒ Investment in employees with focus on training and career development investments; and ‒ Business process improvements, including investments in our supply chain and information technology capabilities • COVID - 19 pandemic has led to an acceleration of selective planned store closures (2) 3 ($Millions) Selected Income Statement Data: Net sales and other revenue from operations $2,858 $2,884 $2,478 Adjusted EBITDA (48) (80) (45) Net income (loss) (230) (197) (198) Segment Balance Sheet Data (1) : Total assets $3,024 $3,495 $3,089 Equity attributable to IEP 1,747 1,750 1,554 Automotive Segment FYE December 31, 2018 2019 2020

Highlights and Recent Developments • Future growth expected to be driven by changing diets of a growing middle class in emerging markets ‒ Majority of revenues from emerging markets • Developed markets remain a steady source of income ‒ Distribution channels to certain customers spanning more than 50 years • Significant barriers to entry ‒ Technically difficult chemical production process ‒ Significant environmental and food safety regulatory requirements ‒ Substantial capital cost • In October 2020, Viskase completed an equity private placement with IEP for $100 million. In connection with this transaction, our ownership of Viskase increased to approximately 89.0% • In October 2020, Viskase entered into a credit agreement providing for a $150 million term loan and a $30 million revolving credit facility. The proceeds from the new term loan, plus cash received from the equity private placement, were used to repay in full its existing term loan Segment: Food Packaging Segment Description • Viskase Companies, Inc (OTCPK:VKSC) is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry ‒ Leading worldwide manufacturer of non - edible cellulosic casings for small - diameter meats (hot dogs and sausages) ‒ Leading manufacturer of non - edible fibrous casings for large - diameter meats (sausages, salami, hams and deli meats) Historical Segment Financial Summary 19 (1) Balance Sheet data as of the end of each respective fiscal period. 3 ($Millions) Selected Income Statement Data: Net sales $395 $385 $409 Adjusted EBITDA 54 47 59 Net income (loss) (15) (22) 4 Adjusted EBITDA attributable to IEP $43 $37 $48 Net income (loss) attributable to IEP (12) (17) 4 Segment Balance Sheet Data (1) : Total assets $511 $517 $485 Equity attributable to IEP 55 40 141 Food Packaging Segment FYE December 31, 2018 2019 2020

Highlights and Recent Developments • Increasing global demand for steel and other metals drives demand for U.S. scrap • Scrap recycling process is “greener” than virgin steel production ‒ Electric arc furnaces drive scrap demand and are significantly more energy efficient than blast furnaces ‒ Electric arc furnace steel mills are approximately 60% of U.S. production • Highly fragmented industry with potential for further consolidation ‒ Capitalizing on consolidation and vertical integration opportunities ‒ PSC is building a leading position in its markets • Product diversification will reduce volatility through cycles ‒ Expansion of non - ferrous share of total business ‒ Investments in processing plants to increase metal recoveries Segment: Metals Segment Description • We conduct our Metals segment through our wholly owned subsidiary PSC Metals LLC • PSC Metals LLC is one of the largest independent metal recycling companies in the U.S. • Collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers • Strong regional footprint (Upper Midwest, St. Louis Region and the South) Historical Segment Financial Summary 20 (1) Balance Sheet data as of the end of each respective fiscal period. 3 ($Millions) Selected Income Statement Data: Net sales $466 $340 $313 Adjusted EBITDA 24 2 20 Net income (loss) 5 (22) - Segment Balance Sheet Data (1) : Total assets $233 $233 $217 Equity attributable to IEP 177 156 128 Metals Segment FYE December 31, 2018 2019 2020

Highlights and Recent Developments • Business strategy is based on long - term investment outlook and operational expertise Investment Property Operations • Maximize value of commercial lease portfolio through effective management of existing properties ‒ Seek to sell assets on opportunistic basis Property Development & Club Operations • New Seabury in Cape Cod, Massachusetts and Grand Harbor in Vero Beach, Florida include land for future residential development of approximately 146 and 1,098 units, respectively • Club operations in New Seabury focus on operating golf and other country club activities • Includes hotel and timeshare resort property in Aruba Segment: Real Estate Segment Description • We conduct our Real Estate segment through wholly owned subsidiaries consisting of investment properties, property development and club operations • Investment properties consist primarily of retail, office and industrial properties leased to corporate tenants • Property development is focused on the construction and sale of single - family houses, lots in subdivisions and planned communities and raw land for residential development • Club operations focus on operating golf and other country club activities Historical Segment Financial Summary 21 (1) Balance Sheet data as of the end of each respective fiscal period. (2) (2) 3 ($Millions) Selected Income Statement Data: Net sales and other revenue from operations $106 $98 $102 Adjusted EBITDA 48 24 28 Net income (loss) 112 16 (16) Segment Balance Sheet Data (1) : Total assets $508 $514 $486 Equity attributable to IEP 465 474 440 Real Estate Segment FYE December 31, 2018 2019 2020

3 Segment: Home Fashion

Segment Description

- We conduct our Home Fashion segment through our wholly owned subsidiary WestPoint Home LLC
- WestPoint Home LLC is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products
- WestPoint Home owns many of the most well-known brands in home textiles including Martex, Grand Patrician and Vellux

Historical Segment Financial Summary

Home Fashion Segment (\$Millions)	FYE December 31, 2018	2019	2020
Selected Income Statement Data:			
Net sales	$171	$187	$188
Adjusted EBITDA	-	(6)	3
Net income (loss)	(11)	(17)	(7)
Segment Balance Sheet Data[1]:			
Total assets	$172	$231	$227
Equity attributable to IEP	133	147	141

Highlights and Recent Developments

- One of the largest providers of home textile goods in the United States
- Transitioned majority of manufacturing to low-cost plants overseas
- Streamlined merchandising, sales and customer service divisions
- Focus on core profitable customers and product lines
  - WPH has implemented a more customer-focused organizational structure with the intent of expanding key customer relationships and rebuilding the company's sales backlog
  - Realizing success placing new brands with top retailers
  - Continued strength with institutional customers
- Consolidation opportunity in fragmented industry
- Acquired Vision Support Services ("VSS") in June 2019. VSS produces bedding and bath products for hospitality and healthcare sectors with strong presence in Europe and Middle East. VSS sources from a global network of 50 manufacturers

(1) Balance Sheet data as of the end of each respective fiscal period.

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Highlights and Recent Developments • In December 2020, we acquired all of the outstanding common stock of Vivus upon its emergence from bankruptcy. Prior to Vivus’ emergence from bankruptcy, we held an investment in all of Vivus’ convertible corporate debt securities, as well as all of its other outstanding debt. As a result of this transaction, we consolidate the results of Vivus beginning December 2020 and report the results within our new Pharma segment Segment: Pharma Segment Description • We conduct our Pharma segment through our wholly owned subsidiary, Vivus, Inc. • Vivus is a specialty pharmaceutical company with two approved therapies ‒ Qsymia is approved by the FDA as an adjunct to a reduced calorie diet and increased physical activity for chronic weight management in adult patients in the presence of at least one weight related comorbidity ‒ PANCREAZE is indicated for the treatment of exocrine pancreatic insufficiency due to cystic fibrosis or other conditions inclusive of chronic pancreatitis Historical Segment Financial Summary 23 (1) Pharma segment results are for the period beginning December 11, 2020. (2) Balance Sheet data as of the end of each respective fiscal period. 3 ($Millions) Selected Income Statement Data (1) : Net sales $3 Adjusted EBITDA 1 Net income (loss) (1) Segment Balance Sheet Data (2) : Total assets $326 Equity attributable to IEP 262 2020 Pharma Segment December 31,

4 Significant Asset Coverage

- Significant Valuation demonstrated by market value of IEP's public subsidiaries and Holding Company interest in Funds and book value or market comparable of other assets

($Millions)	Historical As of 12/31/2020	Estimated As of 3/31/2021
Market-valued Subsidiaries and Investments:		
Holding Company interest in Investment Funds[1]	$4,283	$4,659
CVR Energy[2]	1,061	1,366
Tenneco[2]	292	137
Total market-valued Subsidiaries and Investments	**$5,636**	**$6,162**
Other Subsidiaries:		
Viskase[3]	$285	$285
Real Estate Holdings[1]	440	440
PSC Metals[1]	128	128
WestPoint Home[1]	141	141
Vivus[1]	262	262
Icahn Automotive Group[1]	1,554	1,554
Total other subsidiaries	**$2,810**	**$2,810**
Add: Other Holding Company net assets[4]	(12)	(47)
Indicative Gross Asset Value	**$8,434**	**$8,925**
Add: Holding Company cash and cash equivalents[5]	925	1,196
Less: Holding Company debt[5]	(5,811)	(5,811)
Indicative Net Asset Value	**$3,548**	**$4,310**

Note: Indicative net asset value does not purport to reflect a valuation of Icahn Enterprises. The calculated Indicative net asset value includes the book value for our Investment Segment, which includes the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of Icahn Enterprises. Investors may reasonably differ on what such elements are and their impact on Icahn Enterprises. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary. These preliminary estimates are not a comprehensive statement of our financial results for the period ended March 31, 2021. These preliminary estimated financial results have been prepared by, and are the responsibility of our management. Our independent registered public accounting firm has not audited, reviewed or compiled, examined or performed any procedures with respect to the estimated results. Our actual results may differ materially from these estimates due to the completion of our accounting closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the period ended March 31, 2021 are finalized.

(1) Represents equity attributable to us as of each respective date, except March 31, 2021, which represents the estimated equity attributable to us as of March 31, 2021.
(2) Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of each respective date.
(3) Amounts based on market comparables due to lack of material trading volume, valued at 9.0x Adjusted EBITDA for the twelve months ended December 31, 2020. March 31, 2021 represents the December 31, 2020 value.
(4) Holding Company's balance as of each respective date. March 31, 2021 represents the December 31, 2020 value adjusted for the estimated cash portion of the distribution accrual which will be paid subsequent to March 31, 2021.
(5) Holding Company's balance as of each respective date. March 31, 2021 represents the December 31, 2020 value adjusted to reflect proceeds from the sale of shares of Tenneco, proceeds from the sale of depositary units sold in connection with our open market sales program through March 31, 2021, estimated cash portion of the distribution accrual as of March 31, 2021 and cash paid for interest during the quarter.

24

Liquidity Serves as a Competitive Advantage • Our operating subsidiaries and the Holding Company maintain ample liquidity to take advantage of attractive opportunities for their respective businesses 25 5 (1) Gives effect to (i) the issuance of the Notes offered hereby and the use of the net proceeds therefrom, (ii) the issuance of $75 0 million aggregate principal amount of our 4.375% senior unsecured notes due 2029 on January 19, 2021 and the use of the net proceeds therefrom and (iii) the sale of the maximum aggregate offering amoun t o f $400 million in sales proceeds pursuant to the open market sales program announced on February 26, 2021, whereby the Company may issue and sell the Company’s depositary units. Sales made under the o pen market sales program, if any, will be made from time to time during the term of the program ending on December 31, 2023, at such prices and times as Icahn Enterprises may agree with the agent. Sal es under the open market sales program are made by the agent on a commercially reasonable efforts basis and no assurance can be made that any or all amounts of depositary units will be sold b y I cahn Enterprises. As of December 31, 2020 ($Millions) Actual As Adjusted (1) Liquid Assets: Holding Company Cash & Cash Equivalents $925 $1,305 Holding Company Investment in Funds 4,267 4,267 Holding Company Liquid Assets $5,192 $5,572 Subsidiaries Cash & Cash Equivalents 774 774 Total $5,966 $6,346 Subsidiary Revolver Availability: Energy $385 $385 Automotive 96 96 Food Packaging 36 36 Metals 49 49 Home Fashion 20 20 Total $586 $586 Total Liquidity: $6,552 $6,932

6 Deep Management Team Led by Carl Icahn

- Led by Carl Icahn
  - Substantial investing history provides IEP with unique network of relationships and access to Wall Street
- Team consists of professionals with diverse backgrounds
  - Well rounded team with professionals focusing on different areas such as equity, distressed debt and credit

Name	Title	Years at Icahn	Years of Industry Experience
Keith Cozza	President & Chief Executive Officer	16	19
SungHwan Cho	Chief Financial Officer	14	23
Brett Icahn	Portfolio Manager	17	19
Gary Hu	Portfolio Manager	-	10
Steven Miller	Portfolio Manager	-	9
Andrew Teno	Portfolio Manager	-	11
Jesse Lynn	General Counsel	16	25
Andrew Langham	General Counsel	16	21
Jonathan Frates	Managing Director	5	13

- On April 5th, 2021, we announced that Aris Kekedjian will succeed Mr. Cozza as President & CEO on or around April 21st, 2021
  - Mr. Kekedjian is a 30-year GE veteran who was the industrial conglomerate's Chief Investment Officer until 2019
  - Mr. Cozza will remain with IEP to provide transition services through May 31st, 2021
  - We also announced that Mr. Cho will be resigning from his positions and we are in the process of identifying his successor

26

Financial Performance 27

Consolidated Financial Snapshot 28 Net Income (Loss): Investment $679 ($1,543) ($1,447) Energy 334 314 (327) Automotive (230) (197) (198) Food Packaging (15) (22) 4 Metals 5 (22) - Real Estate 112 16 (16) Home Fashion (11) (17) (7) Pharma - - (1) Mining 1 311 - Railcar 1 - - Holding Company (639) (599) (476) Discontinued operations 1,764 (32) - Net income (loss) $2,001 ($1,791) ($2,468) Less: net income (loss) attributable to non-controlling interests 519 (693) (815) Net income (loss) attributable to Icahn Enterprises $1,482 ($1,098) ($1,653) Adjusted EBITDA: Investment $725 ($1,437) ($1,251) Energy 821 880 33 Automotive (48) (80) (45) Food Packaging 54 47 59 Metals 24 2 20 Real Estate 48 24 28 Home Fashion - (6) 3 Pharma - - 1 Mining 20 70 - Railcar (2) - - Holding Company (323) (343) (102) Consolidated Adjusted EBITDA $1,319 ($843) ($1,254) Less: Adjusted EBITDA attributable to non-controlling interests 762 (381) (519) Adjusted EBITDA attributable to Icahn Enterprises $557 ($462) ($735) Capital Expenditures $272 $250 $199 ($Millions) 2018 2019 FYE December 31, 2020

Strong Balance Sheet

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Pharma	Holding Company	Consolidated
	As of December 31, 2020									
ASSETS										
Cash and cash equivalents	$14	$667	$45	$16	$1	$21	$2	$8	$925	$1,699
Cash held at consolidated affiliated partnerships and restricted cash	1,558	7	-	-	2	8	6	-	11	1,592
Investments	8,239	253	40	-	-	15	-	-	366	8,913
Accounts receivable, net	-	178	109	88	64	10	33	20	-	502
Inventories, net	-	298	1,080	89	22	-	81	10	-	1,580
Property, plant and equipment, net	-	2,747	857	160	82	310	65	-	7	4,228
Goodwill and intangible assets, net	-	238	376	31	9	1	21	282	-	958
Other assets	4,308	335	582	101	37	121	19	6	6	5,515
Total assets	**$14,119**	**$4,723**	**$3,089**	**$485**	**$217**	**$486**	**$227**	**$326**	**$1,315**	**$24,987**
LIABILITIES AND EQUITY										
Accounts payable, accrued expenses and other liabilities	$2,256	$1,189	$1,167	$181	$73	$45	$65	$64	$110	$5,150
Securities sold, not yet purchased, at fair value	2,521	-	-	-	-	-	-	-	-	2,521
Debt	-	1,691	368	151	16	1	21	-	5,811	8,059
Total liabilities	**$4,777**	**$2,880**	**$1,535**	**$332**	**$89**	**$46**	**$86**	**$64**	**$5,921**	**$15,730**
Equity attributable to Icahn Enterprises	$4,283	$1,039	$1,554	$141	$128	$440	$141	$262	($4,606)	$3,382
Equity attributable to non-controlling interests	5,059	804	-	12	-	-	-	-	-	5,875
Total equity	**$9,342**	**$1,843**	**$1,554**	**$153**	**$128**	**$440**	**$141**	**$262**	**($4,606)**	**$9,257**
Total liabilities and equity	**$14,119**	**$4,723**	**$3,089**	**$485**	**$217**	**$486**	**$227**	**$326**	**$1,315**	**$24,987**

29

Appendix 30

• IEP began as American Real Estate Partners, which was founded in 1987, and now has diversified its portfolio to seven operating segments and approximately $2 5 billion of assets as of December 31, 2020 • IEP has demonstrated a history of successfully acquiring undervalued assets and improving and enhancing their operations and fin ancial results • IEP’s record is based on a long - term horizon that can enhance business value for continued operations and/or facilitate a profit able exit strategy ‒ In 2017, IEP sold American Railcar Leasing for $3.4 billion, resulting in a pre - tax gain of $1.7 billion ‒ In 2018, IEP sold Federal - Mogul for $5.1 billion, resulting in a pre - tax gain of $251 million, Tropicana for $1.5 billion, resul ting in a pre - tax gain of $779 million , and American Railcar Industries for $1.75 billion, resulting in a pre - tax gain of $400 million ‒ In 2019, IEP sold Ferrous Resources for aggregate consideration of approximately $550 million (including repaid indebtedness) , r esulting in a pre - tax gain of $252 million • Acquired partnership interest in Icahn Capital Management L.P. in 2007 ‒ IEP and certain of Mr. Icahn's wholly owned affiliates are the sole investors in the Investment Funds • IEP also has grown the business through organic investment and through a series of bolt - on acquisitions Evolution of Icahn Enterprises Timeline of Recent Acquisitions and Exits (1) Based on the closing stock price of $38.85 and approximately 76.3 million depositary and general partner equivalent units outstanding a s of December 31, 2009. (2) Based on the closing stock price of $50.67 and approximately 246.2 million depositary and general partner equivalent units ou tst anding as of December 31, 2020. As of December 31, 200 9 (1) ▪ Mkt. Cap: $ 3.0 bn ▪ Total Assets: $1 8 . 9 bn Current (2) ▪ Mkt. Cap: $1 2.5b n ▪ Total Assets: $2 5.0 bn American Railcar Industries 1/15/10: 54.4% of ARI’s shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units Tropicana Entertainment 11/15/10: Received an equity interest as a result of a Ch.11 restructuring and subsequently acquired a majority stake CVR Energy 5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR Viskase 1/15/10: 71.4% of Viskase’s shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units Year: 31 CVR Refining & CVR Partners 2013: CVR Refining completed IPO and secondary offering. CVR Partners completed a secondary offering American Railcar Leasing 10/2/13: Acquired 75% of ARL from companies wholly owned by Carl Icahn IEH Auto Parts Holding 6/1/15: Acquired substantially all of the auto part assets in the U.S. of Uni - Select Inc. Ferrous Resources 6/8/15: IEP acquired a controlling interest in Ferrous Resources Pep Boys 2/4/16: IEP acquired Pep Boys American Railcar Leasing 2017: Sale of ARL for $3.4 billion Federal - Mogul & Tropicana 10/1/18: Sold Federal - Mogul for $5.1 billion and Tropicana for $1.5 billion American Railcar Industries 12/5/18: Sold American Railcar Industries for $1.75 billion 20 10 201 1 201 2 2013 201 4 201 5 201 6 201 7 201 8 201 9 20 20 Ferrous Resources 8/1/19: Sold Ferrous Resources for $550 million, IEP share of cash proceeds was $4 63 million Vivus, Inc 12/11/2020: Acquired all of the outstanding common stock of Vivus upon its emergence from bankruptcy

Biography Mr. Kekedjian served as Chief Investment Officer and Head of Business Development at General Electric, with responsibility across a broad global portfolio of financial and industrial businesses. He sourced sovereign capital partners during the 2008 financial crisis, orchestrated the $250B break - up of GE Capital (one of the largest corporate restructuring efforts in history) and executed a series of landmark industrial mergers, including Baker - Hughes (NYSE: BKR) and Wabtec (NYSE: WAB). He has closed multi - billion - dollar transactions in the water technology, distributed power, industrial automation/IOT, aerospace and healthcare industries. He also spearheaded acquisitions in emerging or disruptive sectors, including the leading wind turbine manufacturer and landmark deals to build the world’s largest industrial - scale 3D printing business. He has thrived in global leadership roles in Asia, Europe and North America and executed countless cross border transactions. Aris has a uniquely extensive and deep knowledge of the financial services landscape, having led business development activities at GE Capital, executed the IPO and Split of Synchrony Financial (NYSE: SYF) and built GE Capital as it’s CEO in the Middle East. As CFO of GE Money Europe, Aris was the key architect of a market expansion strategy resulting in a $105B portfolio of lending and banking platforms across 25 countries. He is a strategic advisor to ECN Capital (TSE: ECN), a sponsor and board member of of FinServ Acquisition Corp (NASDAQ: FSRV) and a board member of Tuatara Capital Acquisition Corp (Nasdaq: TCACU). Aris Kekedjian Set to Join IEP Leadership 32 Aris Kekedjian Incoming CEO Prior Experience Mr. Kekedjian held roles at GE that included running its businesses in Europe and the Middle East. He oversaw efforts to simplify its giant finance arm and later helped orchestrate big deals including GE’s 2017 merger of its oil - and - gas business with Baker Hughes and the merger of GE Transportation and Wabtec Corp. in 2019. Aris Kekedjian is Managing Director of Webbs Hill Partners, LLC, where he provides strategic and capital solutions to disruptive companies in emerging industries, select family offices and global corporations. Webbs Hill Partners, LLC (2019 - Present)

Adjusted EBITDA Reconciliation 33

Non - GAAP Financial Measures 34 The Company uses certain non - GAAP financial measures in evaluating its performance . These include non - GAAP EBITDA and Adjusted EBITDA . EBITDA represents earnings from continuing operations before interest expense, income tax (benefit) expense and depreciation and amortization . We define Adjusted EBITDA as EBITDA excluding certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt, major scheduled turnaround expenses, certain tax settlements and certain other non - operational charges . We present EBITDA and Adjusted EBITDA on a consolidated basis and attributable to Icahn Enterprises net of the effects of non - controlling interests . We conduct substantially all of our operations through subsidiaries . The operating results of our subsidiaries may not be sufficient to make distributions to us . In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future . The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us . We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt, major scheduled turnaround expenses, certain tax settlements and certain other non - operational charges . Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt . Management uses, and believes that investors benefit from referring to these non - GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods . Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets . Additionally, EBITDA and Adjusted EBITDA present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed . EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U . S . GAAP . For example, EBITDA and Adjusted EBITDA : • do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments ; • do not reflect changes in, or cash requirements for, our working capital needs ; and • do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt . Although depreciation and amortization are non - cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements . Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures . In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations . EBITDA and Adjusted EBITDA are not measurements of our financial performance under U . S . GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U . S . GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity . Given these limitations, we rely primarily on our U . S . GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance .

Adjusted EBITDA Reconciliation by Segment

– Year Ended December 31, 2020

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Pharma	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA												
Net income (loss)	($1,447)	($327)	($198)	$4	$0	($16)	($7)	($1)	$0	$0	($476)	($2,468)
Interest expense, net	196	121	12	11	1	-	1	-	-	-	328	670
Income tax expense (benefit)	-	(112)	(54)	8	-	-	-	-	-	-	42	(116)
Depreciation, depletion and amortization	-	343	95	27	18	17	8	2	-	-	-	510
EBITDA before non-controlling interests	**($1,251)**	**$25**	**($145)**	**$50**	**$19**	**$1**	**$2**	**$1**	**$0**	**$0**	**($106)**	**($1,404)**
Impairment of assets	-	-	-	-	1	7	3	-	-	-	-	11
Restructuring costs	-	-	8	1	1	-	-	-	-	-	-	10
Non-service cost of U.S. based pension	-	-	-	-	-	-	-	-	-	-	-	-
(Gain) loss on disposition of assets, net	-	-	6	-	(1)	5	-	-	-	-	-	10
Other	-	8	86	8	-	15	(2)	-	-	-	4	119
Adj. EBITDA before non-controlling interests	**($1,251)**	**$33**	**($45)**	**$59**	**$20**	**$28**	**$3**	**$1**	**$0**	**$0**	**($102)**	**($1,254)**
Adjusted EBITDA attributable to IEP												
Net income (loss)	($765)	($194)	($198)	$4	$0	($16)	($7)	($1)	$0	$0	($476)	($1,653)
Interest expense, net	92	56	12	9	1	-	1	-	-	-	328	499
Income tax expense (benefit)	-	(74)	(54)	7	-	-	-	-	-	-	42	(79)
Depreciation, depletion and amortization	-	191	95	22	18	17	8	2	-	-	-	353
EBITDA attributable to IEP	**($673)**	**($21)**	**($145)**	**$42**	**$19**	**$1**	**$2**	**$1**	**$0**	**$0**	**($106)**	**($880)**
Impairment of assets	-	-	-	-	1	7	3	-	-	-	-	11
Restructuring costs	-	-	8	1	1	-	-	-	-	-	-	10
Non-service cost of U.S. based pension	-	-	-	-	-	-	-	-	-	-	-	-
(Gain) loss on disposition of assets, net	-	-	6	-	(1)	5	-	-	-	-	-	10
Other	-	6	86	5	-	15	(2)	-	-	-	4	114
Adjusted EBITDA attributable to IEP	**($673)**	**($15)**	**($45)**	**$48**	**$20**	**$28**	**$3**	**$1**	**$0**	**$0**	**($102)**	**($735)**

35

Adjusted EBITDA Reconciliation by Segment

– Year Ended December 31, 2019

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA											
Net income (loss)	($1,543)	$314	($197)	($22)	($22)	$16	($17)	$311	$0	($599)	($1,759)
Interest expense, net	106	102	20	17	1	(1)	1	3	-	296	545
Income tax expense (benefit)	-	112	(55)	6	-	(6)	-	1	-	(38)	20
Depreciation, depletion and amortization	-	352	98	26	19	17	7	-	-	-	519
EBITDA before non-controlling interests	($1,437)	$880	($134)	$27	($2)	$26	($9)	$315	$0	($341)	($675)
Impairment of assets	-	-	-	1	1	-	-	-	-	-	2
Restructuring costs	-	-	6	8	3	-	1	-	-	-	18
Non-service cost of U.S. based pension	-	-	-	2	-	-	-	-	-	-	2
(Gain) loss on disposition of assets, net	-	-	4	-	(1)	-	-	(252)	-	-	(249)
Other	-	-	44	9	1	(2)	2	7	-	(2)	59
Adj. EBITDA before non-controlling interests	($1,437)	$880	($80)	$47	$2	$24	($6)	$70	$0	($343)	($843)
Adjusted EBITDA attributable to IEP											
Net income (loss)	($775)	$246	($197)	($17)	($22)	$16	($17)	$299	$0	($599)	($1,066)
Interest expense, net	52	45	20	13	1	(1)	1	1	-	296	428
Income tax expense (benefit)	-	86	(55)	5	-	(6)	-	1	-	(38)	(7)
Depreciation, depletion and amortization	-	195	98	20	19	17	7	-	-	-	356
EBITDA attributable to IEP	($723)	$572	($134)	$21	($2)	$26	($9)	$301	$0	($341)	($289)
Impairment of assets	-	-	-	1	1	-	-	-	-	-	2
Restructuring costs	-	-	6	6	3	-	1	-	-	-	16
Non-service cost of U.S. based pension	-	-	-	2	-	-	-	-	-	-	2
(Gain) loss on disposition of assets, net	-	-	4	-	(1)	-	-	(252)	-	-	(249)
Other	-	-	44	7	1	(2)	2	6	-	(2)	56
Adjusted EBITDA attributable to IEP	($723)	$572	($80)	$37	$2	$24	($6)	$55	$0	($343)	($462)

36

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 201 8 37 Net income (loss) $679 $334 ($230) ($15) $5 $112 ($11) $1 $1 ($639) $237 Interest expense, net 46 102 16 15 - 1 1 2 - 328 511 Income tax expense (benefit) - 46 (52) (4) 1 5 - 2 2 (14) (14) Depreciation, depletion and amortization - 339 92 26 18 19 8 6 - - 508 $725 $821 ($174) $22 $24 $137 ($2) $11 $3 ($325) $1,242 Impairment of assets - - 90 - 1 - 1 - - - 92 Restructuring costs - - 5 9 - - 2 - - - 16 Non-service cost of U.S. based pension - - - 6 - - - - - - 6 (Gain) loss on disposition of assets, net - - 1 - - (89) - 3 (5) - (90) Other - - 30 17 (1) - (1) 6 - 2 53 $725 $821 ($48) $54 $24 $48 $0 $20 ($2) ($323) $1,319 Net income (loss) $319 $213 ($230) ($12) $5 $112 ($11) $3 $1 ($639) ($239) Interest expense, net 20 40 16 11 - 1 1 2 - 328 419 Income tax